[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.3

AMENDMENT NO. 1 CLINICAL AND COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) is entered into by JAZZ PHARMACEUTICALS IRELAND LIMITED (“JAZZ”) and BAXTER ONCOLOGY GmbH (“Baxter”) as of January 18, 2018 (“Amend No. 1 Effective Date”).
WHEREAS, Celator Pharmaceuticals, Inc. (“Celator”) and Baxter entered into that certain Clinical and Commercial Manufacturing and Supply Agreement dated as of December 22, 2010 (the “Agreement”);
AND WHEREAS, JAZZ acquired Celator effective July 12, 2016 and the Agreement was assigned to JAZZ effective July 13, 2016;

AND WHEREAS, JAZZ and Baxter wish to amend certain provision(s) of the Agreement to change (i) the purchasing of certain JAZZ-supplied Components, (ii) the forecasting and (iii) the obligations to purchase/supply Product, among other things;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth JAZZ and Baxter agree that the following amendments shall be made to the Agreement as of the Amend No. 1 Effective Date:
1.All references to “Celator” under the Agreement are hereby amended to read “JAZZ”.
2.Article 1 “DEFINITIONS”, the definitions for “Baxter-supplied Components”, “Contract Year”, “JAZZ-supplied Components” and “Reservation Fees” are hereby deleted and replaced with the following definitions:
“Baxter-supplied Components” shall mean those Components to be supplied by Baxter as specified in the Product Master Plan.”
“Contract Year” shall mean the twelve (12) month period commencing on 3 August 2017 and each subsequent twelve (12) month period during the Commercial Term.”
“JAZZ-supplied Components” shall mean those Components to be supplied by JAZZ as specified in the Product Master Plan.”
“Reservation Fees” shall be the fees payable by JAZZ for modification or cancellation of a Firm Purchase Order as set forth in Section 4.4

3.Article 1 “DEFINITIONS”, the definitions for “DSPC”, “DSPG” and “Production Price” are hereby deleted in their entirety.
4.Article 1 “DEFINTIONS”, the following will be added as a new definition “Campaign”:
“Campaign” shall mean the running of at least [*] of Commercial Product in sequence without interruption by a different product manufactured in the same room which Campaign must result in at least the reduction of [*] of set up, [*] of functional testing and [*] of cleaning post functional testing as compared to the Production of a single Batch of Commercial Product.
5.Section 3.3 including subsection 3.3.1 “Components” are hereby deleted and replaced with the following:
“3.3    Components. As set forth in the Product Master Plan, Jazz shall purchase and supply Jazz-supplied Components which Jazz, at its sole cost and expense (including, without limitation, shipping costs), shall supply to Baxter, in a timely manner as set forth in Section 4.5 Component Delivery Delays. Baxter shall procure, in a timely manner, and have available for Production of Product Baxter-supplied Components, at its sole cost and expense (including, without limitation, shipping costs), required to satisfy the terms of this Agreement. On receipt of the Components, Baxter shall test such materials as set forth in the Product Master Plan. If, notwithstanding such testing, Jazz determines to assert a claim against a supplier of a Baxter-supplied Component because Jazz discovers a defect in or adulteration of such Baxter-supplied Component that was not discovered by Baxter, Baxter agrees to provide Jazz with all information regarding such Baxter-supplied Component and the supplier thereof as Jazz shall reasonably request and to cooperate with Jazz in the assertion of each such claim.
3.3.1    Vendor/Supplier Qualification. The responsibility for vendor/supplier qualification is set forth in the Quality Agreement.
3.3.2    Baxter-supplied Components. Unless otherwise set forth in a Product Master Plan, Baxter will purchase the Baxter-supplied Components in sufficient quantities and with a shelf life of more than [*] at the time of Baxter’s purchase of such Baxter-supplied Components as is required to meet the greater of (a) JAZZ’s forecasted demand for Product as set forth in the [*] JAZZ’s Rolling Forecast, or (b) the minimum order quantity requirements as defined by the third-party supplier.
3.3.2.1 Unused Baxter-supplied Components. Except in the event JAZZ previously pays for unused Baxter-supplied Components as part of the Reservation Fees paid to Baxter resulting from the cancellation or modification of a Firm Purchase Order (as set out in Section 4.4), if any Baxter-supplied Component ordered in accordance with Section 3.3.2 is not used within [*] of Baxter’s receipt of such Component, JAZZ agrees to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pay Baxter [*] within [*] of the date of Baxter’s invoice. If the Baxter-supplied Components paid for by JAZZ have not expired, such Components can be booked on a JAZZ specific material number and used in the future for the Production of Product, and in this case, Baxter will rebate the corresponding cost of the Baxter-supplied Component previously paid for by JAZZ from the Batch price.
3.3.2.2    Expired Baxter-supplied Components. Provided Baxter has met its obligations regarding shelf-life under Section 3.3.2, if any quantities of a Baxter-supplied Component ordered in accordance with Section 3.3.2 expire prior to Baxter’s use of such Component in Production of Product, [*] the expired Baxter-supplied Component and [*] the expired Component and [*].
3.3.2.3    Additional Baxter-supplied Components. The Parties agree it is the intention of the Parties that Baxter provide additional Components for the Production of JAZZ’s Commercial Product Vyxeos, which Components are currently provided by JAZZ. Such additional Components include [*] (“Additional Baxter-supplied Components”). Baxter must confirm, at JAZZ’s expense, the cGMP compliance status of the suppliers of the Additional Baxter-supplied Components, pursuant to Baxter’s requirements with respect new supplier qualification, prior to Baxter providing any such Component. If Baxter begins to provide and use any of these Additional Baxter-supplied Components in the Production of JAZZ’s Commercial Product Vyxeos, the Purchase Price of such Commercial Product will increase to include the cost of such Additional Baxter-supplied Components plus [*] of the cost of the Additional Baxter-supplied Components (as a ‘service fee’), which service fee will cover those activities as set forth in the Product Master Plan. This Agreement will be amended to reflect such increased Purchase Price in a revised Exhibit C. For the avoidance of doubt, once Baxter begins to procure and use the Additional Baxter-supplied Components, such Components will be considered Baxter-supplied Components and subject to this Section 3.3.2, including subsections 3.3.2.1 and 3.3.2.2.”
6.Section 4.1 “Forecasts for Clinical Product”, the last sentence beginning with “In the event Baster is unable to fill such open capacity…” is hereby deleted and replaced with the following:
“In the event Baxter is unable to fill such open capacity, Baxter may charge JAZZ a Reservation Fee as set forth in Section 4.4.”
7.Section 4.2 “Forecasts for Commercial Product” is hereby deleted and replaced with the following:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“4.2    Forecasts for Commercial Product. Commencing no less than [*] prior to the date of the Production of the first Batch of Commercial Product, and prior to April 1 of each year thereafter, JAZZ will provide to Baxter in writing a forecast for each calendar year during the remainder of the Term of JAZZ’s estimated contract requirements for each Product (the “Long Range Forecast”). The Long Range Forecast submitted by JAZZ will be for general planning purposes only, and shall not be binding on JAZZ or Baxter. Commencing on 3 August 2017, and prior to the tenth (10th) day of each month thereafter, JAZZ will provide to Baxter in writing [*] rolling forecast, broken down by month, of JAZZ’s estimated requirements for the Product (the “Rolling Forecast”). The first [*] of each Rolling Forecast shall be [*] binding on JAZZ and Baxter, subject to Section 4.2.1 (the “[*] Period”). JAZZ shall not decrease or increase quantities of Product forecasted within the [*] Period without Baxter’s consent. The remaining [*] months of the Rolling Forecast, i.e. months [*] through [*], shall be non-binding.
4.2.1    Upon Baxter’s receipt of each Rolling Forecast, Baxter will compare the quantities forecasted in the [*] Period to Baxter’s pro-rated Maximum Supply Obligation for such period and to the previous Rolling Forecast submitted by JAZZ. If: (i) the quantities forecasted in the [*] Period are equal to or less than Baxter’s pro-rated Maximum Supply Obligation for such period, and provided that JAZZ has not increased its forecasted quantities in comparison to month [*] of the previous Rolling Forecast when it becomes month [*] of the [*] Period, the quantities forecasted in the [*] Period shall be [*] binding on Baxter and JAZZ; or (ii) such quantities forecasted in the [*] Period are greater than Baxter’s pro-rated Maximum Supply Obligation for such period, Baxter will confirm to JAZZ within [*] what quantities in excess of such pro-rated Maximum Supply Obligation it is able to Produce, and such confirmed additional quantities will also be [*] binding on Baxter and JAZZ (the “Binding [*] Period”). If Baxter does not confirm its ability to Produce additional quantities within such [*] period, Baxter shall be deemed to have so confirmed and such additional quantities will be [*] binding on both Parties.”

8.Section 4.3 including Subsection 4.3.1 “Annual Obligation for Commercial Product and Maximum Supply Obligation”, are hereby deleted and replaced with the following:
“4.3    Annual Obligation for Commercial Product and Maximum Supply Obligation. Jazz shall be obligated, upon receiving Regulatory Approval of the Product in the United States or Europe, to purchase from Baxter a minimum number of Batches of Commercial Product in each Contract Year during the Term of this Agreement (the "Annual Obligation") as set forth in Exhibit A, which Annual Obligation shall be prorated for any partial Contract Year. For the avoidance of doubt, in each Contract Year JAZZ must order for delivery in such Contract Year the greater of (i) the Annual Obligation or (ii) the binding portion of the Rolling Forecasts for such Contract Year as set forth above in Section 4.2.1. Within [*] after the end of each Contract Year, JAZZ shall pay Baxter for the difference between the aggregate

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Purchase Price of Product actually ordered by JAZZ for delivery pursuant to Section 4.2 in the Contract Year and the aggregate Purchase Price of the greater of (i) the Annual Obligation or (ii) the binding portion of the Rolling Forecasts. In any Contract Year during the Term of this Agreement, in no event shall Baxter be obligated to Produce more than the number of Batches set forth in Exhibit B ("Maximum Supply Obligation"); provided, however, Baxter will use commercially reasonable efforts to provide additional Batches of Product if requested by JAZZ. If changes (increase/decrease) in the annual order volume require changes in equipment and/or process, Jazz will cover the costs of such changes.”
4.3.1    At least [*] prior to the expiration of (i) the Commercial Initial Term and (ii) each Commercial Renewal Term, the Parties, acting reasonably, shall mutually agree upon JAZZ’s Annual Obligation and Baxter’s Supply Obligation for the upcoming Commercial Renewal Term and such obligations shall be set forth in an amended Exhibit A and Exhibit B to the Agreement. In the event the Parties are unable to reach agreement on JAZZ’s Annual Obligation Commitment and Baxter’s Supply Obligation for any Commercial Renewal Term, JAZZ’s Annual Obligation and Baxter’s Supply Obligation for such Commercial Renewal Term shall [*] or [*], as the case may be.
4.3.2    Notwithstanding the foregoing, with at least [*] prior notice, JAZZ may request an increase in its Annual Obligation for a Contract Year; which, when agreed to and confirmed in writing by Baxter with Baxter’s agreement and confirmation not to be unreasonably withheld, will result in corresponding increases in both JAZZ’s Annual Obligation and Baxter’s Maximum Supply Obligation for such Contract Year. Exhibits A and B will be amended at that time to reflect such increases.
9.Exhibit A “JAZZ’s ANNUAL OBLIGATION” and Exhibit B “BAXTER’s MAXIMUM SUPPLY OBLIGATION” are hereby deleted in their entirety and replaced with the Exhibits A and B attached to this Amendment No. 1.
10.Section 4.4 “Purchase Orders”, the second sentence only of the first paragraph beginning “JAZZ shall not, without the written consent of Baxter,…” is hereby deleted and replaced with the following sentence:
“JAZZ shall not, without the written consent of Baxter, designate a requested pick-up date in a Purchase Order earlier than [*] from the date JAZZ submits the Purchase Order.”
11.Section 4.4 “Purchase Orders”, the final two paragraphs beginning with “In the event that JAZZ modifies or cancels a Firm Purchase Order…” are hereby deleted and replaced with the following two paragraphs:
“In the event that JAZZ modifies or cancels a Firm Purchase Order through no fault of Baxter, without Baxter’s written consent (which shall not be unreasonable withheld or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

delayed), Baxter may charge JAZZ [*] for each modified or cancelled Batch (a “Reservation Fee”) [*]. The term “modifies” and “modified” herein shall mean modification which prevents Baxter’s Production of a Batch within the scheduled Production slot; provided, however, if the modification is insignificant and Baxter is able to Produce the Batch according to such modification without any material impact to its manufacturing schedule (e.g. Baxter left with open capacity in its manufacturing schedule) and without preventing Baxter’s manufacturing of any third party’s product, then Baxter will not charge JAZZ a Reservation Fee.
JAZZ shall order full batches of Product on a single Purchase Order, either as single batches or as part of a Campaign(s).”
12.Section 4.5 “Component Delivery Delay” is hereby deleted and replaced with the following:
“4.5    Component Delivery Delays. Timely delivery of JAZZ-supplied Components shall mean that the respective Component and the documents required under the Product Master Plan arrive at Baxter at least [*] business days prior to the scheduled manufacturing date of such Product, as determined by the date set forth in the Firm Purchase Order. Notwithstanding anything in this Agreement to the contrary, in the event that Baxter receives such JAZZ-supplied Components and associated cGMP documents for the Production of Product from JAZZ less than [*] business days prior to the scheduled manufacturing date of such Product, Baxter shall use commercially reasonable efforts to reschedule Batch within [*] days after receipt. [*], Baxter may charge JAZZ a Reservation Fee as defined in Section 4.4.”
13.Section 5.1 “Purchase Price” is hereby deleted and replaced with the following:
“5.1    “Purchase Price. The price to be paid by JAZZ for the Production of Product (the “Purchase Price”) shall be set forth in the Exhibit C. The Purchase Price includes the cost of the Baxter-supplied Components. For each Batch of Commercial Product Produced in a Campaign, the Purchase Price of each such Batch will be reduced by the amount as set forth in Exhibit C.”
14.Section 5.2 “Production Price Adjustment for Commercial Product”, is hereby deleted and replaced with the following:
“5.2    Purchase Price Adjustment for Commercial Product. On January 1, 2019, Baxter shall adjust the Purchase Price of Commercial Product to reflect changes in Baxter’s actual costs since the date on which the Production Price was last established, but in an amount not to exceed [*] (i) the percentage increase in the Index of Producer Prices of Industrial Products during the previous twelve (12) month period as published by the Federal Statistical Office of Germany (www.destatis.de) and (ii) [*]. Commencing on January 1, 2020 and on each January 1 thereafter during the Term, Baxter shall adjust the Purchase Price of Commercial Product in an amount not to exceed the percentage increase in the Index of Producer Prices of Industrial Products

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

during the previously twelve (12) month period as published by the Federal Statistical Office of Germany (www.destatis.de). In addition to the foregoing increases, increases by third party suppliers in the price of Baxter-supplied Components used in the Production of Product may also result in increases in the Purchase Price. Written notification of all increases to the Purchase Price will be sent by Baxter to JAZZ. In the event Baxter provides written notification to JAZZ of a price increase due to third party supplier price increases, Baxter will support this by providing supporting supplier verification, prior to implementation of such increases.
15.Section 7.2.2B is hereby deleted and replaced with the following;
“7.2.2B     In the event Baxter agrees that Commercial Product is non-conforming to the Product Requirements, or the laboratory or consultant determines that such Commercial Product is non-conforming, JAZZ shall provide replacement JAZZ-supplied Components, including API, and any other JAZZ supplied materials to Baxter, at JAZZ’s expense, and Baxter shall replace such non-conforming Commercial Product as soon as possible assuming sufficient JAZZ-supplied Components, including API, and any other JAZZ supplied materials are available or will be provided by JAZZ in due time to carry out the Production. Baxter is not responsible to replace non-conforming Commercial Product in accordance with this Section 7.2.2B, if such non-conformance arises out of, is caused by or relates to any of the following:

[*]

In the event a Batch of Commercial Product is non-conforming, provided Baxter has not already done so in accordance with Section 7.1.2 above, Baxter shall duly investigate such non-conformity and the parties will mutually determine a corrective action plan within [*] calendar days after the Parties determine or agree that the Batch is non-conforming or such additional time as is reasonably required if such investigation or plan requires data from sources other than JAZZ or Baxter. If after such investigation, a root cause for such nonconformance cannot be determined, the Parties shall refer the matter to a mutually acceptable laboratory or consultant for investigation, whose determination of root cause shall be binding upon the Parties and the costs of such laboratory or consultant are to be borne by the Party who caused such nonconformance. If such laboratory or consultant cannot determine a root cause for such nonconformance [*].
16.Section 8.1 “Term” is hereby deleted and replaced with the following:
“8.1     Term.    Unless terminated pursuant to Section 8.2 herein, this Agreement shall commence on the Effective Date and will continue until the development and clinical Production have been completed, as described in the Product Master Plan for clinical Production (the “Clinical Term”) and shall continue in effect thereafter for commercial Production until the expiration of the fifth (5th) Contract Year (the “Commercial Initial Term”). This Agreement will be thereafter renewed automatically for further successive periods of three (3) years each (each a “Commercial Renewal Term”) unless either JAZZ or Baxter terminates the Agreement by giving the other Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

written notice of intent to terminate at least twenty-four months prior to the expiration of the Commercial Initial Term or prior to the expiration of the Commercial Renewal Term, as applicable. The Commercial Initial Term and the Commercial Renewal Term(s) are collectively referred to herein as the “Commercial Term”. The Clinical Term and the Commercial Term are collectively referred to as the “Term”.
17.Section 8.5 “Payment on Termination of Commercial Production”, all references to “Production Price” in Section 8.5 are hereby changed to “Purchase Price”.
18.The following is hereby added to the Agreement as a new Section 8.7.2:
“8.7.2    If at any time during the Term JAZZ requests Baxter’s assistance to help JAZZ set up a secondary supplier to manufacture Product, the Parties will in good faith and acting reasonably, mutually agree at that time, in writing, if and to what extent Baxter will assist.
19.Section 12.2 “Baxter Warranty”, the first sentence is hereby deleted and replaced with the following:
“Baxter represents and warrants that (i) it shall Produce all Product in accordance with cGMP and (ii) subject to Section 7.2.2B(i), all Commercial Product shall meet Product Specifications.”
20.Capitalized terms used herein that are not defined herein shall have the defined meaning set forth in the Agreement.
21.Except as modified by this Amendment No. 1, the terms of the Agreement shall continue in full force and effect.
22.This Amendment No. 1 may be executed in counterparts and all of such counterparts taken together shall be deemed one and the same instrument. Any photocopy, facsimile, or pdf of the executed Amendment No. 1 shall constitute an original.

{Signatures on Next Page}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly authorized, executed, and delivered as of the Amendment No. 1 Effective Date.

BAXTER ONCOLOGY GmbH		JAZZ PHARMACEUTICALS IRELAND LIMITED

By:	/s/ Dr Sven Remmerbach	By:	/s/ Aoife Campbell
Title:	Director BDCM	Title:	VP, Strategy & Corporate Development

And

By:	/s/ Jurgen Fleischer
Title:	Director Human Resources & EHS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
JAZZ’s ANNUAL OBLIGATION

Contract Years	Annual Obligation
Contract Year One	[*]
Contract Year Two	[*]
Contract Year Three	[*]
Contract Year Four	[*]
Contract Year Five	[*]

Note: For any Commercial Renewal Term, the parties will mutually agree upon an Annual Obligation as set forth in Section 4.3.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
BAXTER’S MAXIMUM SUPPLY OBLIGATION

Contract Year	Maximum Supply Obligation
Contract Year One	[*]
Contract Year Two	[*]
Contract Year Three	[*]
Contract Year Four	[*]
Contract Year Five	[*]

Note: For any Commercial Renewal Term, the parties will mutually agree upon Baxter’s Maximum Supply Obligation as set forth in Section 4.3.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
PURCHASE PRICE
BAXTER shall charge JAZZ for Product as set forth in the table below plus any occurring Value-Added Taxes (if applicable) (ready for shipment).

Clinical / Commercial Batches
Batch size	Number of batches	Purchase Price per Batch (includes the cost of the Baxter-supplied Components
Up to [*]	See Exhibit A of the Agreement for the manufacturing of commercial batches	[*]
Campaign Manufacturing	At least [*] in sequence as defined in the Agreement*	[*]

[*]

The Purchase Price includes Baxter costs for keeping the suppliers of Baxter-supplied Components in an adequate state of qualification.
Associated Batch specific costs: Batch specific selection of sterile filters and bioburden filters and the costs of such filters, including without limitation the testing of such filters, will be set forth in the Product Master Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.